Exhibit 4.18.1

Additional Agreement No. 1

to Contract on Connection of Telecommunication Networks between OAO Rostelecom and OJSC Dalsvyaz No. 1-DVF dated August 08, 2003

Moscow	Dated: June 9, 2006

Rostelecom, Open Joint-Stock Company for Long-Distance and International Telecommunications, hereinafter, “Rostelecom”, represented by OAO Rostelecom General Director Dmitry Yevgenievich Yerokhin, authorized to act by the Charter, on the one part, and Far East Telecommunications Company, Open Joint-Stock Company, hereinafter referred to as the “Operator”, represented by General Director Anton Alekseyevich Alekseyev, authorized to act by the Charter, on the other part hereinafter collectively referred to as the “Parties”, and severally, as “Party”, have entered into this Additional Agreement (hereinafter, “the Agreement”) on the incorporation of the below-listed amendments to the Contract on Network Connection (hereinafter, “the Contract”), as follows:

1.      In clause 1.6. of the Contract - to delete the last paragraph.

2.      Clause 1.7. of the Contract shall be amended as follows:

“1.7. “Associated Operator” shall mean a telecommunications operator who meets all of the following criteria:

a) the telecommunication network of such an operator is interconnected into the network of the Operator on the local and/or zonal level;

b) such a telecommunications on the basis of a correspondent contract concluded between this operator and Rostelecom, or between this operator and The Operator on behalf of Rostelecom performs billing with its Users for Long-Distance and International Telecommunication services rendered by Rostelecom or the Operator on behalf of Rostelecom performs billing with the Users of such an operator for Long-Distance and International Telecommunication Services rendered by Rostelecom.

3.      Clause 1.12 of the Contract shall be deleted.

4.      Clause 1.13 of the Contract shall be marked as Clause 1.12. and shall be amended as follows:

“Traffic Admission Services”  collectively mean zone termination of call to the Associated Operator’s network; zone termination of call to the Operator’s network; zone initiation of call; zone initiation of call from the Associated Operator’s network in the course of long-distance and international telecommunications provided by Rostelecom to the Users”.

5.      Clause 3.1.3. of the Contract shall be deleted.

6.      Clause 3.1.4. of the Contract shall be marked as Clause 3.1.3. and shall be amended as follows: “to provide the recording and the billing of the Services according to the traffic in accordance to the provisions of this Contract”.

7.      Clause 3.1.5. of the Contract shall be marked as Clause 3.1.4. of the Contract.

8.      Clause 3.1.6. of the Contract shall be marked Clause 3.1.5. of the Contract.

9.      To add to the Contract the clause of the following wording: “To demand from the Operator the information on numbering capacity of the lines of the Associated Operators”; mark it as clause 3.2.5.

10.    Clause 3.2.5. of the Contract shall be marked as Clause 3.2.6. of the Contract.

11.    Clause 3.3.3. of the Contract shall be amended as follows: “to provide the completeness and correctness of the information submitted to Rostelecom on the numbering capacity of the Associated Operators and the numbering capacity from which the Traffic admission used for Service Telecommunications is initiated.

12.    Clause 3.3.6. of the Contract shall be amended as follows: To render zone call initiation services on codes specified in Appendix No. 2 hereof and on codes specified in written notices sent by Rostelecom to the Operator within 15 days before the introduction of such codes.

13.    To add to the Contract clause 3.3.11. that states: “to provide the recording and the billing of the Services according to the traffic in accordance to the provisions of this Contract”.

14.    To add to the Contract clause 3.3.12. that states: “To inform Rostelecom on the numbering capacity of the Associated Operators and its changes. The Operator no later than the last day of the Accounting Period submits to Rostelecom the detailed information on numbering capacity of the Associated Operators in accordance to Appendix 5”.

15.    To add to the Contract clause 3.4.4. that states: “To initiate control of submitted by Rostelecom data on the volume of the Service for Traffic transfer”.

16.    Clause 4.7. of the Contract shall be amended as follows: The entire relationship of the Parties hereunder shall be subject to the confidentiality terms and conditions as set forth in the Confidentiality Agreement No. 37-06-30 entered into by the Parties on                       2006.

Any exchange of information between the Parties hereunder shall be in a manner which shall allow for it to be kept in confidence in accordance with the Confidentiality Agreement Provisions.

17.    Clause 4.10. of the Contract shall be amended as follows: “The Operator, in the course of providing zone initiation of call, and Rostelecom, in the course of receipt of zone termination of call to the network of an Associated Operator, zone termination of call to the Operator’s network shall each, subject to technical feasibility, communicate to each other information on the number of the User calling the telecommunication facilities of the other Party. In case of any discrepancies in the information on the User’s number who has actually performed the call the Party providing such information shall be liable to the other Party in accordance with terms specified herein.”

18.    In clause 5.6. of the Contract the reference to clause 1.13. of the Contract shall be substituted by reference to clause 1.12. of this Agreement.

19.    Clause marked as 5.8 shall be added to the Contract: “The content and the submission procedure by the Operator of the information on numbering capacity from which the Service Telecommunication Network traffic is initiated necessary to Rostelecom for  the billing for the Traffic transfer service is described in Section 6 of Appendix 5”.

20.    Clause 5.8 of this Contract shall be marked as clause 5.9. of the Contract and shall be amended as follows: “Structure and terms of transfer of the data related to the Users (including the User’s number initiating the call) required by Rostelecom to perform billing for long-distance and international communication and to consider claims are specified in Schedule No.9 attached herein. Data updating about all the Users not connected to the activities described in clause 6 (except for paragraphs 1 and 3 of clause 6) of Appendix 9 to this Contract is performed by the Operator in compliance with the Additional Agreement to this Contract that can be concluded by the Parties within the validity period of this Contract”.

21.    Clause 5.9 of this Contract shall be marked as clause 5.10. of this Agreement.

22.    Clauses 6.1. – 6.10 of the Contract shall be amended as follows:

“6.1 Terms of payment for Traffic admission Services:

6.1.1. Rostelecom shall pay for Traffic admission Services in accordance with tariffs specified in Appendix No. 1 hereof.

6.1.2. Rendering Traffic Admission Services billing is calculated on a minutely basis commencing from the 1st second of the connection and the rounding up of the time of the connection up to the whole minute;

6.1.3. To calculate the time of the connections performed, besides the Traffic Admission Services through codes 803 X1X2X3, a protection Interval is applied (non-billed limit) of 5 seconds;

6.1.4. Time of the connections performed through codes 803 X1X2X3 is calculated from the 1st second of the connection.

6.2. The Operator shall pay for the Interconnection services in accordance with rates specified in Appendix No. 1 attached herein.

6.3. Should the rates of Interconnection services and Traffic Admission Services be changed by the Federal executive authority of the Russian Federation responsible for adjustment of tariffs for such services the Parties shall introduce new tariffs from the date specified in the order of the Federal executive authority of the Russian Federation by means of conclusion of the Additional Agreement to this Contract that should be signed by the Parties in this case.

6.4. Rostelecom shall pay for Traffic Admission Services according to the procedure and within the terms prescribed by Appendix No. 7.

6.5. Payment for Interconnection services shall be effected by the Operator on a monthly basis no later than 10 (ten) days after the signing the Interconnection Services Report.

6.6. For billing purposes the Parties shall exchange the data on the volume of the Interconnection services and Traffic Admission Services as follows:

6.6.1. The Operator no later than the last day of the Accounting Period (in accordance with calendar possibilities) submitted to Rostelecom detailed information on number capacities of the Associated Operators, numbering capacity from which the traffic of the Telecommunication Service is initiated and numbers of pay telephones and call offices in accordance to Appendices 5 and 9.

6.6.2. No later than the 6th day of the Billing Period Rostelecom submits the Operator a Report on volumes of the services rendered for the Traffic Admission Services with the following data:

a) on the volume of the Services rendered for zone call initiation  from the Operator’s network including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the volume of the Services rendered for zone call initiation from the Associated Operators’ networks including on codes 80X 100, 80X 200, 8-10-800 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the volume of the Services rendered for call termination to the Operator’s network;

d) on the volume of the Services rendered for call termination to the Associated Operators’ networks.

6.6.3. The Parties shall check and reconcile the data on the volume of Traffic Admission Services rendered (obtained) within the Accounting Period in accordance with clause 6.6.2 herein.

6.7. By the 8th day of the Billing period one Party shall submit to the other Party the Traffic Admission Services Report with the following data:

6.7.1. Operator:

a) on the volume of the Services rendered for zone call initiation  from the Operator’s network including on codes 80X 100, 80X 200 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

b) on the volume of the Services rendered for zone call initiation  from the Associated Operators’ networks including on codes 80X 100, 80X 200 and on codes 80X X1X2X3  (where X1X2X3- is the code of the IS Operator interconnected to Rostelecom’s network);

c) on the volume of the Services rendered for call termination to the Operator’s network;

d) on the volume of the Services rendered for call termination to the Associated Operators’ networks.

6.7.2. Rostelecom:

a) for the Interconnection services rendered.

6.8. By the 9th day of the Billing Period each Party signs a corresponding Act: Rostelecom shall sign the Traffic Admission Services Report; The Operator shall sign the Interconnection services Report.

6.9. The Parties shall provide invoices for Interconnection services and Traffic Admission Services by the 10th day of the Billing period. The copies of invoices, the Act of Acceptance of services shall be sent by fax, the originals shall be sent by mail.

6.10. Without prejudice to provisions of clause 6.8. each Party shall be entitled to check the data submitted by the other Party and reconcile with its own data to verify absence of discrepancies in accordance with terms specified herein. If discrepancies of the data of the Parties in exceed 3 % plus/minus of the volume and cost parameters of the services rendered according to the Act of Acceptance, one Party shall send by the 17th day of the Billing Period at the latest to the other Party the Reconciliation Report indicating confirmed and rejected amounts.

In case of discrepancies of the data determined during the reconciliation within 3 % plus/minus of the volume and cost parameters of the services rendered according to the Act of Acceptance then the Parties acknowledge volume and cost parameters of the services rendered and indicated in the Act to be true.

In case any Party presents the Reconciliation Report the Parties shall carry on the activities to correct and to eliminate the discrepancies as prescribed in Appendix 6 of this Contract. After the reasons of discrepancies have been revealed the Parties sign the Act on the regulation of the discrepancies indicating the approved volumes and costs of the services. Differences in volumes and costs of the services indicated in the Acts of Acceptance and the Acts on the regulation of the discrepancies  is set off in the following Billing period”.

23.    Clause 9.6 of the Contract shall be amended as follows: “The Operator is responsible for the timely and complete data submission on the numbering capacity of the Associated Operator, the numbering capacity from which the traffic connected to the Service Telecommunications is initiated and on the numbering capacity of the pay phones and call offices”.

24.    Clause 9.7 of the Contract shall be amended as follows:

“ If invalid data has been submitted by Rostelecom (or failure to submit the data, or delayed submission of the data) on the volumes of the traffic transfer service by the Operator on the stipulation that, the Associated Operator receiving traffic (incoming traffic) from Rostelecom’s network through Operator’s network, has submitted to the Operator a claim for forfeit and/or indemnity for the losses and the amount of funds payable for incoming traffic to this  Operator’s network calculated on the basis of invalid data provided is less than the amount payable for actual services rendered, then the Operator shall be entitled to claim indemnity for the losses from Rostelecom  including expenses of the Operator, inflicted in connection with aforesaid claims by such Associated Operator. This forfeit must be paid by Rostelecom to the Operator within the period of ten (10) banking days from the moment of the receipt of the corresponding payment demand.

25.    Clause 12.1. of the Contract shall be amended as follows:

The Agreement is valid for the period of one year from the moment of its coming into effect. If neither Party announces termination of this Agreement thirty (30) calendar days before its stated expiration, this Agreement shall be automatically extended for each subsequent year. The number of periods for which the effect hereof can be prolonged is not limited.

26.  Appendix 1 shall be amended in version 2:

27.  Appendix 5 shall be amended in version 2:

28.  Appendix 6 shall be amended in version 2:

29.  Appendix 7 shall be amended in version 2:

30.  To add the following clauses to Appendix 9 to the Contract:

“

8.     The Operator shall in case of technical equipment or software failure and because of the effect of other conditions resulting in garbling, loss of the data or impossibility of timely transfer, to inform Rostelecom about the reasons of such failures with retransmission of reliable data.

9.     Cooperation in the updating of the data on Subscribers between the Parties is realized through the data exchange in the files of the approved format set in Appendix No. 9 to the Contract.  The following data should be transmitted: data on the Subscribers, the list of which is set by Appendix No. 9 and which are changed through the Accounting Period.

10.  Basic unit for the cost of the Subscribers’ database updating service is the total reliable information concerning one Operator’s Subscriber account. Reliability of the data is the correspondence of the data to the format of Appendix 9 to this Contract and the condition of the Operator’s Subscribers’ database on the condition on the 1st day of the Billing period.

11.  Rostelecom makes monthly payment for the services under Appendix 1 to this Contract per 1 base unit of reliable and timely transmitted data on the Subscribers of the Operator.

12.  The Operator by the 5th day of the Billing Period sends to Rostelecom an Act and an invoice indicating the effective volume of the Subscriber’s database updating services within the Accounting Period, and Rostelecom shall by the 8th of the Billing period approves the Act. If there are any remarks in connection to the volume of the services rendered, Rostelecom approves the Act with the remarks. The Parties shall by the 20th day of the Billing period to reconcile these remarks. The Form of the Act is given in Appendix 1 to this Agreement.

13.  Rostelecom pays for the Subscriber’s database updating services no later than 10 days after signing of the Act by the Parties.

14.  If information transmitted for the Operator’s Subscriber’s database updating services was presented incorrectly or needs additional data Rostelecom sends an inquiry to the Operator. Retransmission of the information on the Subscribers, the correction of the data is free of charge if performed because of the fault of the Operator”

31.  This Agreement is an inseparable part of the Contract.

32.  All terms used in this Agreement have a meaning, fixed for them in the Contract.

33.  All the rest, not indicated in this Agreement, is subject to the provisions of the Contract.

34.  The agreement is issued in the Russian language in two original counterparts, one for  each Party.

35.  The Agreement shall become effective as of its date and shall remain in effect until the expiry of the Contract on connection of telecommunication networks  No. 1- dated August 01, 2003. The Parties recognize that the terms and conditions of their Agreement shall apply to their relations arising as from the date of the Agreement on amendments to the Contract on network interaction No.1- dated August 01, 2003, i.e. as from January 01, 2006.

36.  Details and Signatures of the Parties

OAO Rostelecom:	OJSC Dalsvyaz

Legal address: 5, Delegatskaya st.,	Legal address: 57, Svetlanskaya st.,
Moscow, 127091	Vladivostok, 690950
General Director

General Director
A.A. Alekseyev
Dt. 2006
D.Ye. Yerokhin	Seal here
Dt. 2006
Seal here